Exhibit 10.12

Dear [Name]

We are pleased to present you with this Incentive Unit Award and Contribution Agreement, with the terms and conditions as set forth below (the “Supplemental Provisions”) and in Annex A, which are incorporated into the Supplement Provisions by reference (the “Terms Agreement,” collectively with the Supplemental Provisions, this “Unit Agreement”) between yourself, as the Grantee, and Chloe Ox Holdings, LLC, a Delaware limited liability company (“Chloe”) and Chloe Ox Aggregator, LLC, a Delaware limited liability company (the “Company”), which shall be effective as of the Date of Grant.

Section 1. Key Terms.

Grantee:	[Insert Name]
Date of Grant:	[Month] [Day], 20[●][●]
Floor Amount as of the Date of Grant:	$ [●]
Corresponding Chloe Units:	[●]
Incentive Units:	[●]
Time-Based Units:	[●]

Employment Agreement: means that certain Employment Agreement, dated as of [●], 20[●][●], by and between the Grantee and Chloe.

LLC Agreement: means that certain [Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 21, 2017].

Section 2. Time-Based Units Vesting Schedule. [One hundred percent (100%)] of the Corresponding Chloe Units and Incentive Units shall be subject to time-based vesting conditions (together the “Time-Based Units”) and, subject to the terms of this Unit Agreement, shall vest as set forth below (the “Time-Based Units Vesting Schedule”):

[●]% on the [first anniversary of the Date of Grant]

[●]% on the [second anniversary of the Date of Grant]

[●]% on the [third anniversary of the Date of Grant]

[●]% on the [fourth anniversary of the Date of Grant]

Section 3. Accredited Investor. In addition to the representations and warranties set forth in Section 6.3 of the Terms Agreement, the Grantee hereby represents and warrants that the Grantee is an “accredited investor” as defined in Rule 501(a)(6) of Regulation D of the Securities Act as the result of having (i) individual income in excess of $200,000 in each of 201[7] and 201[8], or joint income with Grantee’s spouse in excess of $300,000 in each of 201[7] and 201[8], and (ii) a reasonable expectation of having individual income in excess of $200,000 in 201[9], or joint income with Grantee’s spouse in excess of $300,000 in 201[9].

Capitalized terms used but not defined in this Unit Agreement shall have the meaning ascribed to them in the [Amended and Restated Limited Liability Company Agreement of Chloe, dated as of December 21, 2017] (the “Chloe LLC Agreement”).

[Signature Page Follows]

In witness whereof, the parties hereto have executed this Unit Agreement, effective as of the Date of Grant.

Chloe Ox Holdings, LLC

By:
Name:	Bradford Kyle Armbrester
Title:	Chief Executive Officer

Chloe Ox Aggregator, LLC

By:
Name:	Bradford Kyle Armbrester
Title:	Chief Executive Officer

Agreed and acknowledged as of the Date of Grant:

Grantee:

[Signature Page to Unit Agreement]

Annex A

TERMS AGREEMENT

Section 1.

1.1. Issuance.

(a) Upon execution of this Unit Agreement, Chloe will issue to Grantee and Grantee will receive from Chloe, the number of Class B Common Units (the “Corresponding Chloe Units”) specified in Section 1 of the Supplemental Provisions, subject to the terms of the Chloe LLC Agreement.

(b) Immediately following the issuance of the Corresponding Chloe Units described in Section 1.1(a) of this Terms Agreement, Grantee shall contribute, transfer and assign to the Company and the Company shall accept, acquire and assume from Grantee, all right, title and interest in and to the Corresponding Chloe Units in exchange for the incentive units (the “Incentive Units”) specified in Section 1 of the Supplemental Provisions, without any pecuniary consideration paid, or any other Capital Contribution made or deemed made, by or on behalf of Grantee in respect thereof, subject to the provisions of the LLC Agreement.

(c) The Corresponding Chloe Units and Incentive Units will be subject to (i) the Vesting Schedule and conditions set forth in Section 2 of the Supplemental Provisions and (ii) the vesting conditions set forth in Section 2 of this Terms Agreement.

(d) The Vested Portion shall be entitled to Distributions upon satisfaction of the Distribution obligations set forth in Sections 4.1(a) and (b) of the Chloe LLC Agreement and only from and after the point at which the aggregate per unit amount of any such additional Distributions exceeds the Floor Amount.

1.2. Characterization as Profits Interests. The parties intend to characterize the Corresponding Chloe Units and the Incentive Units issued hereunder as “profits interests” within the meaning of Revenue Procedures 93-27 (1993-2 C.B. 343) and 2001-43 (2001-2 C.B. 191). After the issuance of the Corresponding Chloe Units and the Incentive Units pursuant to this Unit Agreement, the Grantee shall execute and deliver to the Internal Revenue Service (the “IRS”) an election under Section 83(b) of the Code in the form attached hereto as Exhibit 1 with respect to the Corresponding Chloe Units and Grantee shall execute and deliver to the IRS an election under Section 83(b) of the Code in the form attached hereto as Exhibit 1 with respect to the Incentive Units (together the “83(b) Elections”). The Grantee understands that under Section 83(b) of the Code, regulations promulgated thereunder, and certain IRS administrative announcements, in the absence of an effective election under Section 83(b) of the Code, the excess of the Fair Market Value of any Corresponding Chloe Units or Incentive Units, on the date on which any forfeiture restrictions applicable to such Corresponding Chloe Units or Incentive Units lapse, over the price paid for such Corresponding Chloe Units or Incentive Units, could be reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” includes the restrictions on transferability and the vesting and reversion conditions imposed under Section 2 of the Supplemental Provisions and Section 2 of this Terms Agreement. The Grantee understands that (i) in making the 83(b) Elections, the Grantee may be taxed at the time the Corresponding Chloe Units and Incentive Units are received hereunder to the extent the Fair Market Value of the Corresponding Chloe Units or Incentive Units exceeds the price for such Corresponding Chloe Units or Incentive Units and (ii) in order to be effective, the 83(b) Elections must be filed with the IRS within thirty (30) days after the Date of Grant. The Grantee hereby acknowledges that: (x) the foregoing description of the tax consequences of the 83(b) Elections is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (y) none of the Company, Chloe, NM Members, any of their respective Affiliates or any of their respective partners, members, equityholders, directors, officers, employees, agents or representatives (each, a “Related Person”) has provided or is providing the Grantee with tax advice regarding the 83(b) Elections or any other matter, and the Company, Chloe and the NM Members and their respective Affiliates have urged the Grantee to consult the Grantee’s own tax advisor with respect to income taxation consequences of receiving, holding and disposing of the Corresponding Chloe Units and the Incentive Units; and (z) none of the Company, Chloe, NM Members or any other Related Person has advised the Grantee to rely on any determination by it or its representatives as to the Fair Market Value specified in the 83(b) Elections and will have no liability to the Grantee if the actual Fair Market Value of the Corresponding Chloe Units or the Incentive Units on the date hereof exceeds the amount specified in the respective 83(b) Elections.

1.3. Adjustments. If there shall occur any change with respect to the outstanding Corresponding Chloe Units or the Incentive Units by reason of any recapitalization, reclassification or any merger or any other change affecting the Corresponding Chloe Units or the Incentive Units, Chloe or the Company may, in the manner and to the extent that it deems appropriate and equitable in its good faith discretion, cause an adjustment to be made in the number of Corresponding Chloe Unit or Incentive Units granted hereunder, the Floor Amount and any other terms hereunder that are affected by the event to prevent dilution or enlargement of Grantee’s rights and obligations hereunder; provided, that no action may be taken by Chloe or the Company pursuant to this Section 1.3 which will have a material adverse effect on the Corresponding Chloe Units or the Incentive Units without the prior written consent of Grantee.

1.4. No Certificates. The Corresponding Chloe Units and Incentive Units shall be uncertificated unless otherwise determined by Chloe, in the case of the Corresponding Chloe Units, or the Company, in the case of the Incentive Units.

Section 2. Vesting.

2.1. Time-Based Vesting.

(a) General. Except as otherwise set forth in Section 2.1(b) below, there shall be no proportionate or partial vesting in the periods prior to each vesting date set forth in the Time-Based Units Vesting Schedule and all vesting shall occur only on the applicable vesting date set forth in the Time-Based Units Vesting Schedule; provided that Grantee has not been Terminated prior to the applicable vesting date set forth in the Time-Based Units Vesting Schedule.

(b) Accelerated Vesting of Time-Based Units. Notwithstanding the provisions of Section 2.1(a) hereof, any Time-Based Units shall become fully vested upon the occurrence of a Company Sale so long as the Grantee has not been Terminated prior to such Company Sale.

2.2. Compensation Committee Discretion. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, provide for accelerated vesting of any portion of the Corresponding Chloe Units at any time and for any reason, which shall automatically result in the accelerated vesting of such correlative portion of the Incentive Units.

2.3. Deferred Consideration. In connection with a Company Sale, if any portion of the transaction consideration to be received by equityholders of Chloe is subject to any contingency or future event including, without limitation, transaction escrow arrangement, holdback, installment arrangements or earnouts (“Deferred Consideration”) is received by equityholders of Chloe in connection with a Company Sale, a portion of the proceeds (representing the incremental dollars to be distributed under Chloe’s distribution waterfall then in effect) to be received by the Grantee in respect of the Incentive Units may be made subject to such deferral arrangement on the same basis as the transaction consideration to be received by such equityholders is made subject to such arrangement (taking into account any applicable requirements under Section 409A of the Code).

2.4. Vested Portion. Unless the context clearly requires otherwise, the term “Vested Portion” shall refer to, (i) in the case of the Time-Based Units, the portion of the Time-Based Units which, as of a determination date, have become vested as described in Section 2.1 of this Terms Agreement and, subject to the terms and conditions of this Unit Agreement, continue to remain vested as of such date.

Section 3. LLC Agreement and Other Requirements; Company Call Rights.

3.1. LLC Agreement and Other Requirements.

(a) General. If Grantee is not already a party to the LLC Agreement, then Grantee agrees that upon execution of this Unit Agreement, the Grantee agrees to join and become a party to the LLC Agreement and be fully bound by, and subject to all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and the Company agrees to accept Grantee as a party to the LLC Agreement and that this Unit Agreement shall serve as Grantee’s joinder to the LLC Agreement.

(b) Transferability of Incentive Units. The Grantee may not offer or Transfer or agree to offer or Transfer, grant any call option with respect to, borrow against, or enter into any swap or derivative transaction with respect to any Incentive Unit or any interest therein, unless such action is taken in accordance with the LLC Agreement or the Chloe LLC Agreement. Any attempted or purported Transfer or other agreement in violation of this Unit Agreement will be void ab initio.

(c) Rights as a Member. The Grantee will be the record owner of each Incentive Unit until or unless such Incentive Unit reverts to the Company as provided in Section 3.2 of this Terms Agreement or is Transferred in accordance with the terms of this Unit Agreement and the LLC Agreement, and as record owner will be entitled to all rights granted to owners of Class B Common Units.

(d) Power of Attorney. By virtue of the grant of the Incentive Units hereunder and Grantee’s execution of this Unit Agreement, Grantee shall be deemed to have granted a power of attorney to the Managing Member in accordance with Section 9.7 of the LLC Agreement with respect to all Incentive Units owned by Grantee and acquired by Grantee hereunder, which power of attorney shall, for the avoidance of doubt, include a grant by the Grantee of a perpetual and irrevocable power of attorney to the Company, with full right, power and authority to take all actions necessary and/or desirable on behalf of the Grantee to effectuate the provisions of this Section 3.

3.2. Company Call Rights.

(a) Except as otherwise provided in this Unit Agreement and as otherwise provided herein, in the event of the Grantee’s Termination for any reason, the Company may repurchase from the Grantee and/or, as applicable, any of his or her Permitted Transferees the Vested Portion of each Incentive Unit based on the most recent Section 409A valuation obtained by Chloe, subject to the sole discretion of the Board (the “Repurchase Valuation”). For purposes of this Section 3.2, all requirements of a Grantee shall apply equally in full force and effect with respect to any Permitted Transferee.

(b) The Company shall have a period of one hundred eighty (180) days (or such longer period as may be necessary to avoid changing the accounting treatment for the acquisition of the Incentive Units being repurchased from an equity-based accounting treatment to a liability based accounting treatment (as contemplated by FASB ASC Topic 718)); provided that such period shall not exceed three hundred sixty-five (365) days following the date of the Grantee’s Termination, in which to give notice in writing to the Grantee of the Company’s election to exercise its repurchase rights hereunder and thirty (30) days after delivery of such notice to pay the repurchase price and consummate the repurchase transaction. For the sake of clarity, the Company may elect to repurchase any of the Incentive Units of the Grantee and/or, as applicable, any of his or her Permitted Transferees in one or more separate transactions. The repurchase price, if any, payable pursuant to the Company’s exercise of its repurchase rights hereunder shall be paid (i) by delivery to the Grantee of wire transfer or a certified bank check or checks in the appropriate amount payable to the order of the Grantee; (ii) by the cancellation of any indebtedness owed by the Grantee to the Company or any of its Subsidiaries; or (iii) by issuance of an unsecured promissory note bearing interest (payable at maturity) at a simple rate per annum equal to the prime rate in effect at such time, with such note to have a maturity date of no greater than seven (7) years following its issuance and otherwise on customary terms and conditions for promissory notes of such type, including acceleration in the event of a Company Sale; or (iv) any combination of clauses (i), (ii) or (iii) of this Section 3.2(b), as determined in the sole discretion of the Company. The Company may choose to have a designee purchase any Incentive Units elected by it to be purchased hereunder so long as the Company shall bear any reasonable costs and expenses of the Grantee in connection with the sale to such designee that the Grantee would not have otherwise incurred in connection with a sale to the Company. All references to the Company in this Section 3 shall refer to such designee as the context requires. The Grantee agrees to take all necessary and reasonable actions as directed by the Company in connection with the consummation of a repurchase pursuant to this Section 3, including executing the applicable repurchase documentation. Without limiting the generality of the foregoing, the Company shall be entitled to receive customary representations and warranties from the Grantee regarding the Incentive Units being repurchased including, but not limited to, the representation that the Grantee has good and marketable title to the Incentive Units to be repurchased free and clear of all liens, claims and other encumbrances.

Section 4. Termination.

4.1. In General. If the Grantee’s employment or service relationship Terminates (other than in the case of a Termination for Cause), irrespective of whether the Grantee receives, in connection with such Termination, any severance or other payment from Chloe under any employment or service agreement or otherwise, the Incentive Units, other than the Vested Portion of the Incentive Units, shall terminate and be of no further force and effect as of and following the close of business on the date of such Termination.

4.2. Termination for Cause. Notwithstanding anything in this Unit Agreement to the contrary, and in addition to the rights of the Company set forth in this Section 4 (or any other right the Company may have), the Incentive Units, including the Vested Portion of the Incentive Units, shall immediately be forfeited and cancelled, without any consideration being paid therefore and without further action by the Company or any other Person, upon a Termination of the Grantee by Chloe or a subsidiary of Chloe for Cause.

4.3. Certain Defined Terms. For purposes of this Unit Agreement:

(a) “Cash-on-Cash Return” means, without duplication, the aggregate gross cash return realized, and/or the fair market value of marketable securities received, by the NM Members or their respective direct or indirect parent entities, as applicable, on their aggregate investment in the equity securities of Chloe (including (x) any cash dividend, (y) distribution, (z) the proceeds of any partial liquidation of Chloe; but excluding (i) any fees or expense reimbursements under any applicable management or professional services agreement and (ii) any fees and expenses realized in connection with any Company Sale). Deferred Consideration shall be included in Cash-on-Cash Return if, when and to the extent actually received by the NM Members or, without duplication, their respective direct or indirect parent entities, as applicable. If the NM Members or, without duplication, their respective direct or indirect parent entities, as applicable, receive non-marketable securities or other non-cash property pursuant to a distribution or as proceeds from their aggregate investment in equity securities of Chloe, Grantee shall be treated no less favorably than any other member of the Board of Directors of Chloe (the “Board”) or officer of Chloe and its Affiliates who holds Incentive Units with respect to the inclusion or exclusion of non-marketable securities or other non-cash property from Cash-on-Cash Return.

(b) “Cause” shall have the meaning ascribed to such term in the Employment Agreement.

(c) “Managing Member” shall have the meaning set forth in Section 3.1(c) of the LLC Agreement.

(d) “Termination”, “Terminated” or “Terminates” shall mean, with respect to the Grantee, a Termination of Employment or Service, as applicable.

(e) “Termination of Employment or Service” means: a termination of employment or service (for reasons other than a military or personal leave of absence granted by Chloe) of the Grantee from Chloe and its Affiliates. Notwithstanding the foregoing, if no rights of the Grantee are reduced or adversely affected, the Compensation Committee may otherwise define Termination of Employment or Service thereafter, provided that any such change to the definition of the term “Termination of Employment or Service” does not subject the applicable Incentive Units or Corresponding Chloe Units to Section 409A.

Section 5. Prohibited Activities. Without limitation to any other non-solicitation, confidentiality or other restrictive covenant obligation to which the Grantee is subject with the Company, Chloe or any of their respective Subsidiaries, (i) the restrictive covenants set forth in the Employment Agreement are herein incorporated herein by reference, (ii) the Grantee hereby re-affirms the Grantee’s restrictive covenant obligations under such Employment Agreement and nothing contained in this Unit Agreement shall cancel, change or modify the Grantee’s obligations thereunder, and (iii) the Grantee acknowledges and agrees that the grant of Corresponding Chloe Units and the Incentive Units constitute additional consideration supporting such restrictive covenants.

Section 6. Miscellaneous.

6.1. Acknowledgments.

(a) The Grantee hereby acknowledges receipt of a copy of this Unit Agreement and agrees to be bound by all the terms and provisions hereof as the same may be amended from time to time. The Grantee hereby acknowledges that the Grantee has reviewed this Unit Agreement and understands the Grantee’s rights and obligations hereunder.

(b) Except as expressly set forth in the LLC Agreement or as required by applicable law, Chloe and the Company shall have no duty or obligation to disclose to the Grantee, and the Grantee shall have no right to be advised of, any material information regarding Chloe, the Company or any of their respective Subsidiaries at any time prior to, upon or in connection with the repurchase of Incentive Units upon the termination of the Grantee’s employment with Chloe and/or any of its Subsidiaries or as otherwise provided hereunder; except Grantee shall be entitled to the Repurchase Valuation in connection with any repurchase of the Incentive Units.

6.2. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, or construction or of this Unit Agreement shall be determined by the Compensation Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

6.3. Grantee Representations. The Grantee shall be deemed to acknowledge and make the following representations and warranties and as otherwise may be requested by Chloe or the Company for compliance with applicable laws, and any issuances of Incentive Units by the Company and any issuance of Corresponding Chloe Units by Chloe hereunder shall be made in reliance upon the express representations and warranties of the Grantee:

(a) The Grantee is acquiring and will hold the Incentive Units to be issued hereunder for investment for the Grantee’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b) The Grantee has been advised that the Incentive Units and the Corresponding Chloe Units to be issued hereunder have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of such Incentive Units or Corresponding Chloe Units is to be effected (it being understood, however, that such Incentive Units and Corresponding Chloe Units are being issued and sold in reliance on an exemption from registration under the Securities Act and applicable securities laws). In connection with the foregoing, Chloe and the Company are relying in part on the Grantee’s representations set forth in this Section 6.3 and the representations included in the Supplemental Provisions, if any. The Grantee further acknowledges and understands that the Company and Chloe are under no obligation hereunder to register the Incentive Units or the Corresponding Chloe Units to be issued hereunder.

(c) The Grantee will not Transfer the Incentive Units in violation of this Unit Agreement, the LLC Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws; provided that, the foregoing shall in no way limit the Grantee’s ability to Transfer the Incentive Units pursuant to the provisions of the LLC Agreement. The Grantee agrees that the Grantee will not Transfer the Incentive Units to be issued hereunder unless and until the Grantee has complied with all requirements of this Unit Agreement, or the LLC Agreement applicable to the disposition of such Incentive Units.

(d) The Grantee has had the opportunity to ask questions and receive answers from the Company and Chloe concerning the terms and conditions of the issuance of the Incentive Units and Corresponding Chloe Units and to obtain any additional information which the Company or Chloe possesses or can acquire without unreasonable effort or expense that the Grantee has requested.

(e) The Grantee is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Incentive Units and the Corresponding Chloe Units. The Grantee is aware that the Incentive Units and the Corresponding Chloe Units are a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Grantee is able, without impairing the Grantee’s financial condition, to hold the Incentive Units and the Corresponding Chloe Units to be issued hereunder for an indefinite period and to suffer a complete loss of the Grantee’s investment in such Incentive Units and Corresponding Chloe Units.

(f) The Grantee has only relied on the advice of, or has consulted with, the Grantee’s own legal, financial and tax advisors, and the determination of the Grantee to acquire the Incentive Units and the Corresponding Chloe Units pursuant to this Unit Agreement has been made by the Grantee independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of Chloe, the Company or any of their respective Subsidiaries which may have been made or given by any other Person (including all Persons acquiring Incentive Units on the date hereof) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a holder of Incentive Units.

6.4. Governing Law; Venue; Service of Process; Waiver of Jury Trials.

(a) This Unit Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein (it being understood and agreed that any order from any such court may be enforced in any other jurisdiction). Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action arising under or related to this Unit Agreement whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties hereto each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties hereto may file an original counterpart of a copy of this Unit Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

(b) The Grantee (i) agrees that service of process in any such any claim, demand, action, proceeding or cause of action arising under this Unit Agreement may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of the Grantee, at the Grantee’s address shown in the books and records of the Company or Chloe, in the case of the Company, at the Company’s principal offices, attention General Counsel, or in the case of Chloe, at Chloe’s principal offices, attention General Counsel, and (ii) agrees that nothing in this Unit Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

6.5. Specific Performance. Each of the parties agrees that any breach of the terms of this Unit Agreement will result in irreparable injury and damage to the other parties, for which there is no adequate remedy at law. Each of the parties therefore agrees that in the event of a breach or any threat of breach, the other parties shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach or continued breach, and/or compelling specific performance of this Unit Agreement, without having to prove the inadequacy of money damages as a remedy or balancing the equities between the parties. Such remedies shall be in addition to any other remedies (including monetary damages) to which the other parties may be entitled at law or in equity. Each party hereby waives any requirement for the securing or posting of any bond in connection with any such equitable remedy.

6.6. Severability. Whenever possible, each provision of this Unit Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Unit Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Unit Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7. Notice. Unless otherwise provided herein, all notices, requests, demands, claims and other communications to be given or delivered under or by reason of the provisions of this Unit Agreement shall be in writing and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after being mailed by certified or registered mail, postage prepaid, (c) the next business day after being sent via a nationally recognized overnight courier, or (d) upon confirmation of delivery if transmitted by electronic mail electronic mail in portable document format (PDF format) with an electronic read receipt requested, to the email address indicated (provided a copy thereof is also sent by one of the other methods described in this Section 6.7. Such notices, demands and other communications shall be sent to the address, email address or facsimile number indicated below:

(a) If to the Company and Chloe:

Chloe Ox Holdings, LLC

c/o Signify Health, LLC

4055 Valley View Lane, Suite 400

Dallas, Texas 75244

Attention: Bradford Kyle Armbrester and Denise Quintanilla

E-mail:

(b) If to the Grantee, at the most recent address or electronic mail address contained in the Company’s or Chloe’s records.

6.8. Binding Effect; Assignment. This Unit Agreement shall be binding on all successors and permitted assigns of the Grantee, including, without limitation, the estate of such Grantee and the executor, administrator or trustee of such estate.

6.9. Amendments and Waivers. The Board shall have the right to amend the Agreement with the consent of the Grantee and the Managing Member; provided, however, that to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment shall be effective unless approved by the members of the Company if required by applicable law, regulation, or exchange requirement.

6.10. Counterparts. This Unit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

6.11. Entire Agreement. This Unit Agreement, the LLC Agreement (together with any documents contemplated hereby or thereby), the Chloe LLC Agreement (together with any documents contemplated hereby or thereby) and the Employment Agreement constitute the entire agreement between the parties, and supersedes and replaces all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.12. No Right to Continued Employment or Business Relationship. This Unit Agreement shall not confer upon the Grantee any right with respect to continued employment or a continued business relationship with Chloe, the Company or any Affiliate thereof, nor shall it interfere in any way with the right of Chloe, the Company, or any Affiliate thereof to Terminate the Grantee at any time.

6.13. Compliance with Laws. The issuance of the Incentive Units and the Corresponding Chloe Units pursuant to this Unit Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto. The Company and Chloe shall not be obligated to issue the Incentive Units or the Corresponding Chloe Units if any such issuance would violate any such requirements. As a condition to the issuance of the Incentive Units and the Corresponding Chloe Units, the Company and Chloe may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

6.14. Further Assurances. The Grantee shall, and shall cause its Affiliates to, from time to time, furnish Chloe and the Company such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary to carry out the provisions of this Unit Agreement and give effect to the transactions contemplated hereby.

6.15. Supplemental Provisions Govern. The Grantee hereby acknowledges receipt of the Terms Agreement and agrees to be bound by all the terms and provisions thereof; provided, however, that in the case of any inconsistency between the Supplemental Provisions and the Terms Agreement, the terms of the Supplemental Provisions shall govern.

6.16. General Interpretive Principles. Whenever used in this Unit Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Unit Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Unit Agreement as a whole, and references herein to Sections refer to Sections of this Unit Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

Exhibit 1

ELECTION TO INCLUDE AMOUNT

IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On [●] 201[9], the undersigned acquired 484 Class B Common Units (the “Incentive Units”) of Chloe Ox Aggregator, LLC, a Delaware limited liability company (the “Company”) for $0.00 per Incentive Unit. The total amount paid by the undersigned for the Incentive Units was $0.00. The Incentive Units are subject to a substantial risk of forfeiture (described below) that may not be avoided by a transfer of the Incentive Units to another person and are also subject to certain restrictions on transfer.

The undersigned desires to make an election to have the receipt of the Incentive Units taxed under the provisions of Code §83(b) at the time the undersigned acquired the Incentive Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Incentive Units (described below), to report as taxable income for calendar year 201[9] the excess (if any) of the Incentive Units’ fair market value on [●], 201[9] over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:	[ ]

Address:	[ ]

SSN:	[ ]

2.	A description of the property with respect to which the election is being made: 484 Class B Common Units of the Company.

3.	The date on which the Incentive Units were transferred: [•], 201[9]. The taxable year for which such election is made: 201[9].

4.

The restrictions to which the property is subject: Under certain circumstances, the Incentive Units may be forfeited or repurchased from the undersigned at a price equal to the lower of fair market value (as determined by the board of directors of the Company) or the original value of the Incentive Units.

5.

The fair market value on [•], 201[9] of the property with respect to which the election is being made, determined in accordance with IRS Revenue Procedure 93-27 and without regard to any lapse restrictions: $0.00 per Incentive Unit.

6.	The amount paid or to be paid for such property: $0.00 per Incentive Unit.

*     *     *     *     *

A copy of this election has been furnished to the Company pursuant to Treasury Regulations §1.83-2(d).

Dated: _________, 201[9]

ELECTION TO INCLUDE AMOUNT

IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On [●], 201[9], the undersigned acquired [●] Class B Common Units (the “Incentive Units”) of Chloe Ox Holdings, LLC, a Delaware limited liability company (the “Company”) for $0.00 per Incentive Unit. The total amount paid by the undersigned for the Incentive Units was $0.00. The Incentive Units are subject to a substantial risk of forfeiture (described below) that may not be avoided by a transfer of the Incentive Units to another person and are also subject to certain restrictions on transfer.

The undersigned desires to make an election to have the receipt of the Incentive Units taxed under the provisions of Code §83(b) at the time the undersigned acquired the Incentive Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Incentive Units (described below), to report as taxable income for calendar year 201[9] the excess (if any) of the Incentive Units’ fair market value on [●], 201[9] over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:	[ ]

Address:	[ ]

SSN:	[ ]

2.	A description of the property with respect to which the election is being made: 484 Class B Common Units of the Company.

3.	The date on which the Incentive Units were transferred: [●], 201[9]. The taxable year for which such election is made: 201[9].

4.

The restrictions to which the property is subject: Under certain circumstances, the Incentive Units may be forfeited or repurchased from the undersigned at a price equal to the lower of fair market value (as determined by the board of directors of the Company) or the original value of the Incentive Units.

5.

The fair market value on [●], 201[9] of the property with respect to which the election is being made, determined in accordance with IRS Revenue Procedure 93-27 and without regard to any lapse restrictions: $0.00 per Incentive Unit.

6.	The amount paid or to be paid for such property: $0.00 per Incentive Unit.

*     *     *     *     *

A copy of this election has been furnished to the Company pursuant to Treasury Regulations §1.83-2(d).

Dated: _________, 201[9]